MASTER LICENSE AGREEMENT

This Agreement is made by and between Sergio Camarero Blanco, (together "SC") and Arc Lifestyle Group, whose place of business is Miami either directly or through a company controlled by it, (together "ARC").

RECITALS

WHEREAS, SC is in the business of selling and distributing branded wines from Spain, specially the brands “Alma”, “Lynus” and “Pagos del Infante” from “Lynus Viñedos y Bodegas” winery.

WHEREAS, ARC is or intends to be in the business of providing the same set of services as SC within the regions of North America and Asia Pacific; and

WHEREAS, ARC and SC wish to enter into a relationship that will promote the products, brand name of “Lynus Viñedos y Bodegas” in the North America and Asia Pacific marketplace in exchange for certain compensation. Specifically, ARC wishes to purchase a master license under the terms and conditions of this agreement to promote and sell such brands and products.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this document, the Parties agree as follows:

1.	Licensed Territory:

The Licensed territory means North America and Asia Pacific.

2.	License:

In exchange for paying license fees under this Agreement, SC grants to ARC an exclusive license (“Lynus License”) to use “Lynus Viñedos y Bodegas” brand name, logo, and certain business process knowledge it possesses under this Agreement all of which together constitutes the “Lynus Viñedos y Bodegas Brand”, for an initial one-year period (“License Period”). SC represents and warrants that it has the rights to license all “Lynus Viñedos y Bodegas” Brands provided under this Agreement. The “Lynus Viñedos y Bodegas” Brand is licensed only for use in the Licensed Territory.

3.	What SC will do:
a.	SC will send copies of the “Lynus Viñedos y Bodegas” Brand and related documentation to [ARC], and after [ARC] pays the license fees, SC will authorize [ARC] to use the “Lynus Viñedos y Bodegas” Brand for the full license period as set forth in this Agreement, and
b.	SC will help [ARC] implement the use of the “Lynus Viñedos y Bodegas” Brand, and
c.	SC will represent [ARC] as a Master License holder for the Licensed Territory on it’s website and in its sales, marketing, and operational literature, and
d.	As the “Lynus Viñedos y Bodegas” Brand components as identified are enhanced or modified, SC will send the applicable updates to [ARC] at no additional charge for the license period as set forth in this Agreement. SC reserves the right to determine the nature and scope of such updates.
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e.	SC warrants that it has the right to license the “Lynus Viñedos y Bodegas” Brand. SC further warrants that so far as it is aware, the “Lynus Viñedos y Bodegas” Brand does not infringe the rights of any third party, but makes no further warranty in that respect. These warranties are in lieu of any other warranties, express or implied, including but not limited to any implied warranties of merchantability and/or fitness for a particular purpose.
f.	SC shall defend or, at its option, settle any claim or proceeding brought against [ARC] to the extent that it is based on an assertion that the materials provided hereunder constitute an infringement of any United States patent or copyright, provided that [ARC] notifies SC promptly and in not more than 30 days in writing of any such claim or proceeding and gives SC full and complete authority, information, and assistance to defend such claim or proceeding, and further provided that [arc] gives SC sole control of the defense of any such claim or proceeding and all negotiations for its compromise or settlement.

4.	What [ARC] will do:
a.	[ARC] will take all reasonable steps to promote, operate and expand elements of its business under the “Lynus Viñedos y Bodegas” Brand
b.	As consideration under this Agreement, [ARC] will;

                                                  i.      Purchase the “Lynus License” for the Term and pay to SC an initial fee of $25,000, for the master license during the Term (the “License Fee”), and

                                                ii.      Pay to SC an annual royalty of 1% of sales consummated under the “Lynus Viñedos y Bodegas” Brand (“Royalty”).

c.	As an obligation under the “Lynus License”, [ARC] commits to i.) promote and provide sales channels for the “Lynus Viñedos y Bodegas” Brand in the Licensed Territory over the License Period through its means or that of any subsidiaries or affiliates during the Term
d.	[ARC] agrees that payment shall be made in the form of a twelve-month convertible note (the’Note’), with principal and interest due at maturity. The Note may be converted into equity of [ARC] at any time beginning 12 months from date of this Agreement.
e.	[ARC] acknowledges that all copyright and other intellectual property rights whatsoever in the “Lynus Viñedos y Bodegas” Brand and associated documentation are and shall remain the property of SC absolutely and that [ARC]'s only rights in relation to the “Lynus Viñedos y Bodegas” Brand are a non-transferable license to use the “Lynus Viñedos y Bodegas” Brand subject to and in accordance with the terms of this Agreement.
f.	[ARC] shall take all reasonable measures to ensure that the “Lynus Viñedos y Bodegas” Brand and associated documentation and any copies of the “Lynus Viñedos y Bodegas” Brand or documentation do not leave its possession or control whether by loan, theft or otherwise. [ARC]'s obligations under this paragraph shall survive any termination or expiration of this Agreement.
g.	[ARC] acknowledges that “Lynus Viñedos y Bodegas” Brand is licensed only for use in the Territory. Use in any other country, requires a separate Agreement.
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h.	[ARC] will designate individuals who will be responsible for use of the “Lynus Viñedos y Bodegas” Brand and shall maintain active contact details for SC’s communication purposes with such individuals
i.	[ARC] will explain the terms of this Agreement to those affected by it.
j.	[ARC] shall maintain its business in good standing in the Territory at all times.

5.	General license terms:
a.	Limitations of Liability: [ARC] AGREES THAT THE LIABILITY OF SC TO [ARC] BASED ON THIS AGREEMENT, EXCLUDING LIABILITY FOR COPYRIGHT, PATENT, OR TRADE SECRET VIOLATIONS UNDER THIS AGREEMENT, WILL NOT EXCEED [ARC]'S CURRENT-YEAR LICENSE FEES PAID. IN NO EVENT SHALL SC BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES ARISING FROM OR IN CONNECTION WITH THE PERFORMANCE BY SC HEREUNDER. NO OBLIGATION OR LIABILITY, EXCEPT IN THE EVENT OF NEGLIGENCE OR INTENTIONAL WRONGDOING BY SC, SHALL ARISE FROM ANY RENDERING OF TECHNICAL OR OTHER ADVICE OR SERVICE BY SC IN CONNECTION WITH THIS AGREEMENT.
b.	Any “Lynus Viñedos y Bodegas” Brand licensed under this Agreement may be renewed for additional Terms if SC and [ARC] mutually agree in writing. License fees for any additional periods may differ. SC will issue license renewal invoices approximately 60 days in advance of the current license termination date. Payment of the renewal invoice constitutes renewal of this agreement. Non-payment of the renewal invoice constitutes cancellation of this agreement.
c.	So long as all fees due and payable to SC have been made as agreed, [ARC] may cancel this Agreement at any time for any reason, and no refunds will be issued.
d.	SC may suspend or cancel this Agreement and take other action if it believes [ARC] has not complied with this Agreement.
e.	This Agreement, its supplements, and invoices arising under it for “Lynus Viñedos y Bodegas” Brand constitute the complete and exclusive statement between the parties, and supersedes all prior communications relating to the subject matter of this Agreement.

6.	Termination in Good Terms

In case of cancellation of this agreement for whatever reason, [ARC] will remove the “Lynus Viñedos y Bodegas” Brand from [ARC]’s website and all marketing materials; communicate in writing that the “Lynus Viñedos y Bodegas” Brand has been removed; and return all materials including all “Lynus Viñedos y Bodegas” Brand user documentation to SC. In case of cancellation of this agreement for whatever reason including but not limited to completion of its terms or conditions or by breach, SC and [ARC] agree that neither party will pursue charges against the other party.

7.	No Agency

Nothing in this agreement shall give either party any right to act on behalf of or otherwise bind the other in any matter not specifically contained in this Agreement or in any Amendment made in writing.

8.	Term

This Agreement is for an initial period of two years from the date of first signing.

9.	Binding Agreement

This Agreement is binding upon the parties.

This Agreement can be modified only in writing signed by both parties.

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IN WITNESS WHEREOF, the parties hereby acknowledge and accept the terms and conditions of this Master License Agreement.

Signed for and on behalf of Sergio Camarero Blanco.

/s/ Sergio Camarero Blanco
Name: Sergio Camarero Blanco
Date: 25th May, 2015

Signed foe and on behalf of [ARC]

/s/ Carlos López Martínez
Name: Carlos López Martínez
Date: 25 th May, 2015

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